                                                                    Exhibit 23.1
                                                                    ------------





                         CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Roadway Corporation for the registration of shares of its common stock and senior subordinated debt and to the incorporation by reference therein of our reports dated January 23, 2002, with respect to the consolidated financial statements of Roadway Corporation, Roadway Express, Inc. and Roadway Next Day Corporation, included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and our report dated March 27, 2002 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP



Akron, Ohio
May 23, 2002